Exhibit 4.42

Summary Table of Property Units and Payment Amounts. Name of Office Building: City Point, No. 666, West Huaihai Road, Changning District, Shanghai, China
Office Building Details
Actual Floor	Nominal Floor	No. of Unit	Gross Area (M(2))	In RMB	In RMB
				Unit Price	Total Amount
21	25	01	304.01	47,485.00	14,435,915
		02	228.74	47,199.00	10,796,299
		03	304.70	46,483.00	14,163,370
		04	303.47	48,012.00	14,570,202
		05	229.47	48,918.00	11,225,213
		06	304.51	48,489.00	14,765,385
22	26	01	304.01	48,279.00	14,677,299
		02	228.74	47,991.00	10,977,461
		03	304.70	47,260.00	14,400,122
		04	303.47	48,815.00	14,813,888
		05	229.47	49,736.00	11,412,920
		06	304.51	49,300.00	15,012,343
23	27	01	305.79	49,075.00	15,006,644
		02	225.74	48,777.00	11,010,920
		03	297.90	48,038.00	14,310,520

Summary Table of Property Units and Payment Amounts. Name of Office Building: City Point, No. 666, West Huaihai Road, Changning District, Shanghai, China
Office Building Details
Actual Floor	Nominal Floor	No. of Unit	Gross Area (M(2))	In RMB	In RMB
				Unit Price	Total Amount
		04	301.02	49,618.00	14,936,010
		05	230.53	50,557.00	11,654,905
		06	297.90	50,110.00	14,927,769
24	28	01	305.79	49,050.45	14,999,136
		02	225.74	48,462.53	10,939,932
		03	297.90	47,976.79	14,292,286
		04	301.02	49,590.49	14,927,729
		05	230.53	50,290.54	11,593,479
		06	297.90	50,923.00	15,169,962
Total			6667.56		325,019,709

Summary Table of Property Units and Payment Amounts. Name of Office Building: City Point, No. 666, West Huaihai Road, Changning District, Shanghai, China
Parking Space Details
Floor	No. of Parking Space	Gross Area (M(2))	In RMB	In RMB
			Unit Price	Total Amount
B2	9	49.54	5,046.43	250,000
B2	10	49.54	5,046.43	250,000
B2	11	49.54	5,046.43	250,000
B2	12	49.54	5,046.43	250,000
B2	15	49.54	5,046.43	250,000
Total		247.70		1,250,000
				325,019,709
Grand Total (Office Building plus Parking Space)				326,269,709

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